UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35009	58-1461399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330
Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers
On February 6, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Fortegra Financial Corporation (the “Company”) took the following action:

Discretionary Cash Bonus Awards. The Compensation Committee approved the following discretionary cash bonus awards to certain named executive officers in light of individual contributions to the Company’s strategic corporate achievements in 2013:

Named Executive Officer	Title	Amount ($)
Richard S. Kahlbaugh	Chairman, President and Chief Executive Officer	$280,000
Walter P. Mascherin	Executive Vice President and Chief Financial Officer	$100,000
Joseph R. McCaw, II	Executive Vice President, Payment Protection	$50,000

Discretionary Restricted Stock Grant. The Compensation Committee approved an award of 30,000 shares of Company restricted stock to Mr. Kahlbaugh in light of his strategic leadership as Chairman of the Board and his contributions to the Company’s strategic achievements in 2013. The shares will be granted on February 12, 2014 and will vest equally on each of the first three anniversaries of the grant date. The grant is made under the Company’s 2010 Omnibus Incentive Plan and related restricted stock award agreement.

2014 Executive Annual Incentive Plan. The Compensation Committee approved the Company’s 2014 Executive Annual Incentive Plan (the “AIP”) for which named executive officers employed by the Company may participate. For 2014, payouts to named executive officers in respect of awards under the AIP will be based on the extent of achievement of target levels of performance relating to corporate net revenue and corporate diluted adjusted earnings per share.

For 2014, AIP target award opportunities, as a percentage of base salary, are 50% of base salary for Messrs. Kahlbaugh and McCaw and 37.5% of base salary for Mr. Mascherin. The Compensation Committee also set target performance levels based on the 2014 approved Annual Operating Plan. In the event the target level of performance is achieved, the target award, as a percentage of base salary will be paid. The Compensation Committee reserved the discretion to determine the mix of equity and cash for any award payout under the AIP. Any annual incentive equity awards will be made pursuant to the Company’s 2010 Omnibus Incentive Plan and will have the vesting and other terms determined by the Compensation Committee at the time of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: February 12, 2014	By:	/s/ Christopher D. Romaine
	Name:	Christopher D. Romaine
	Title:	Senior Vice President, General Counsel and Secretary